                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Informatica Corporation of our report dated January 24, 2000, with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 19999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Palo Alto, California
July 17, 2000